RMIC CORPORATION/REPUBLIC MORTGAGE INSURANCE COMPANY
                              AMENDED AND RESTATED
                   KEY EMPLOYEES PERFORMANCE RECOGNITION PLAN
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                                   ARTICLE ONE

                           PURPOSE AND EFFECTIVE DATE

             1.1 The purpose of this Plan is to further the long term growth in earnings of RMIC Corporation and Republic Mortgage Insurance Company by offering long term incentives in addition to current compensation to those of their officers and key employees who have been or are expected to be largely responsible for such growth.

             1.2 This Plan is effective as of December 13, 2000.

                                   ARTICLE TWO

             2.1 "Plan"  shall  mean  this RMIC  Corporation/Republic   Mortgage
Insurance Company Amended and Restated Key Employees
Performance Recognition Plan.

             2.2 "Company" shall mean jointly RMIC Corporation and Republic Mortgage Insurance Company.

             2.3 "Employer" and "Employers" shall mean the Company and each other corporation or organization which is wholly or partially owned by the Company, either directly or indirectly, and is designated by the Committee as an Employer under this Plan.

             2.4 "President" shall mean the President of the Company.

             2.5 "ORI   Compensation  Committee"  shall  mean  the  Compensation
Committee of the Old Republic International Corporation Board of Directors.

             2.6 "Committee" shall mean the Executive Committee of the Board of Directors of the Company.

             2.7 "Employee" shall mean any person who is employed by an Employer on a full-time basis and who is compensated for such employment by a regular salary. "Employee" shall include officers of an Employer but shall not include directors who are not otherwise officers or employees.

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             2.8 "Eligible   Employee"  shall mean an Employee  who  pursuant to
Section 5.1 hereof has been selected to share in the allocation of the Performance Recognition Pool for any given year.

             2.9 "Year of Service" shall mean each year of continuous employment with an Employer after first being designated as a Eligible Employee pursuant to
Section 5.1 hereof.

             2.10 "Account" shall mean with respect to any Employee, the record of:

             (a) credits in connection with the allocations, if any, credited to such account pursuant to Article Five of the Plan,

             (b) payments to him under the Plan pursuant to Article Six of the Plan,

             (c) forfeitures, if any, pursuant to Article Seven of the Plan, and

             (d) credits transferred from the Plan to a comparable plan of any subsidiary or affiliate of the Employer by agreement between such subsidiary or affiliate and the Employer.

             2.11 "Calculation Year" shall mean the Company's fiscal year immediately preceding the year for which the Performance Recognition Pool is being calculated.

             If there is an operating loss in the year prior to the Calculation Year, the "prior year" to be used in the following definitions and for Section
4.1 calculations is the first year prior to the Calculation Year in which there was an operating profit.

             2.12 "Minimum Return on Equity" shall mean a percentage applied to the Company's average shareholders' equity (i.e., mean of beginning and ending balances, adjusted for unrealized investment gains or losses net of applicable income taxes, if any and the purchase accounting effects related to the merger of the Company and Old Republic International Corporation) for the

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Calculation Year. The percentage shall be that percentage,  obtained from public information, equal to two times the mean of the five year average post-tax yield on 10 year and 30 year U.S. Treasury Securities. The Committee shall annually compute and announce this value as it pertains to a calculation year.

             2.13 "Excess Return on Equity" shall mean the Calculation Year's consolidated net operating income in excess of the Minimum Return on Equity all calculated in accordance with generally accepted accounting principles, (GAAP). Net operating income shall exclude realized gains or losses on sales of investment securities (irrespective of the treatment of such amounts under GAAP) and extraordinary credits or charges and shall be adjusted for the purchase accounting effects related to the merger of the Company and Old Republic International Corporation.

             2.14 "Minimum  Annual  Income" shall mean 112% of  the prior year's
Consolidated  Net  Operating  Income  adjusted  for  dividend   requirements  on
preferred stock issued and outstanding during each year.

             2.15 "Excess Earnings Growth" shall mean the Calculation Year's Consolidated Net Operating Income adjusted for dividend requirements on preferred stock issued and outstanding during such year in excess of the Minimum Annual Income.

             2.16 "Base Salary" shall mean the Employee's basic salary at the rate in effect at the end of the Calculation Year excluding bonuses, overtime, extraordinary compensation and contributions to the Old Republic International Corporation Employees Savings and Stock Ownership Plan.

             2.17 "Consolidated Net Operating Income" shall mean the Company's income determined in accordance with generally accepted accounting principles and adjusted for payment of income taxes and for the income of subsidiaries and affiliates carried on an equity basis. Net operating income shall exclude realized gains or losses on sales of investment securities (irrespective of the treatment of such amounts under GAAP) and extraordinary credits or charges and shall be adjusted for the purchase accounting effects related to the merger of the Company and Old Republic International Corporation.

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             2.18 If in any  Calculation  Year the  Company  acquires  any other business accounted for as a purchase whose earnings contribute 5% or more to such Year's consolidated net operating income, the earnings of the acquired Company for the year of acquisition and the next succeeding year shall be eliminated (together with related purchase accounting adjustments) in order to calculate the performance data described in Sections 2.12 through 2.22 herein. No elimination from any year shall be made when the acquired company has been owned by the Company for two consecutive calendar years. Net operating income shall exclude realized gains or losses on sales of investment securities (irrespective of the treatment of such amounts under GAAP) and extraordinary credits or charges.

             2.19 "Earnings Per Share" shall mean fully diluted earnings per share (net of any paid or accrued dividends on preferred stock) calculated in accordance with AICPA Accounting Principles Board Opinion No. 15 or any later superseding opinions. Whenever additional capital may be invested in the Company by Old Republic International Corporation or one of its subsidiaries or affiliates, phantom shares of Company stock shall be deemed to have been issued at a price of 12.7 times the Earnings Per Share for the immediately preceding Calculation Year.

             2.20 "Performance Multiplier" shall mean the number of percentage points by which the Earnings Per Share for the Calculation Year exceeds 112% of the Earnings Per Share for the prior year.

             2.21 "Earnings   Growth"  shall   mean  the    Calculation   Year's
Consolidated Net Operating Income adjusted for dividend requirements on preferred stock issued and outstanding during such year in excess of the prior year's Consolidated Net Operating Income.

             2.22 "Preliminary Pool Award" shall mean the sum of:

             (a) a percentage of the Eligible Employees' Base Salaries, ranging from 50% to 150%, inclusive, determined on the basis of the following scale:

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           Column A                                   Column B
           --------                                   --------
Percent by Which Current Year's
 Return on Equity Exceeds ROE
      Target for the Year                        Salary Cap/Spread
-------------------------------                  -----------------
          0   -  10%                                 50    -  60%

         10   -  20%                                 60    -  70%

         20   -  30%                                 70    -  80%

         30   -  40%                                 80    -  90%

         40   -  50%                                 90    -  100%

         50   -  60%                                 100   -  110%

         60   -  70%                                 110   -  120%

         70   -  100%                                120   -  125%

         100  -  130%                                125   -  132.5%

         130  -  160%                                132.5 -  140.0%

         160  -  190%                                140.0 -  147.5%

         Over 190%                                   150%

             (b) excess earnings computed by taking 6% of the Earnings Growth times the Performance Multiplier;

             (c)  Excess Return on Equity times 3%;

             (d) 25% of $55.00 ($13.75) per million dollars of new insurance written, adjusted by multiplying by a fraction calculated by dividing the in-force market share from the end of the Calculation Year by the in-force market share at the end of the immediately preceding Calculation Year; and

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             (e)  an amount  determined by applying 25% of the following factors to total pre-tax income derived by the Company from contract underwriting and other services:

                               Factor            Underwriting Margin
                               ------            -------------------
                                1.50                over  - 45.01%
                                1.25                30.01 - 45.00%
                                1.05                15.01 - 30.00%
                                0.85                 5.01 - 15.00%
                                0.0                  0.0  -  5.00%
                                1.50                below 0%

             2.23 "Change of Control" shall mean any one of the following:

             (I) the date the Board of Directors of the Company votes to approve and recommends a stockholder vote to approve:

                  (a) Any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than any consolidation or merger of the Company in which the holders of the Company's Common Stock immediately prior to the consolidation or merger have the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger; or

                  (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than any sale, lease, exchange or other transfer to any corporation where the Company owns, directly or indirectly, at least 80% of the

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                               outstanding voting securities of such
                               corporation after any such transfer; or

                  (c) Any plan or proposal for the liquidation or dissolution of the Company; or

             (II) the date any person (as such term is used in Section  13(d) of the Securities Exchange Act of 1934, hereinafter the "1934 Act"), other than the Old Republic International Corporation Employees Savings and Stock Ownership Trust or any other trust established by or contributed to by the Company or any of its subsidiaries for the benefit of employees of the Company or its subsidiaries, shall become the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of 20% or more of the Company's outstanding Common Stock; or

             (III)the date, during any period of 24 consecutive months, on which individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director comprising the majority was approved by a vote of at least a majority of the Continuing Directors, as hereinafter defined, in office on the date of such election or nomination for election of the new director. For purposes hereof, a "Continuing Director" shall mean:

                  (a) any member of the Board of Directors of the Company at the close of business on August 30, 2000;

                  (b) any member of the Board of Directors of the Company who succeeded any Continuing Director described in subparagraph a. above if such successor was elected, or

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                               nominated for election by the Company's
                               stockholders, by a majority of the
                               Continuing Directors then still in
                               office; or

                  (c) any director elected, or nominated for election by the Company's stockholders, to fill any vacancy or newly-created directorship on the Board of Directors of the Company by a majority of the Continuing Directors then still in office.

A Change of Control shall not be deemed to be a Change of Control for purposes of this Plan if the Board of Directors of the Company has approved such Change of Control prior to either (A) the occurrence of any of the events described in the foregoing clauses (I) - (II), or (B) the commencement by any person other than the Company of a tender offer for the Common Stock.

                                  ARTICLE THREE

                                 ADMINISTRATION

             3.1 The Plan shall be administered by the Committee, which shall be appointed by the Board of Directors of the Company from its own members.

             3.2 Authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make the determinations which it believes necessary or advisable for the administration of the Plan shall reside jointly with the Committee and the ORI Compensation Committee.

                                  ARTICLE FOUR

              CALCULATION OF THE PERFORMANCE RECOGNITION POOL AWARD

             4.1 Prior to each May 31 the Committee shall calculate a provisional amount of the Performance Recognition Pool Award for that Calculation Year and submit that calculation to the ORI Compensation Committee for review and approval. The provisional

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Performance  Recognition  Pool Award for any Calculation  Year shall be equal to the lesser of:

             (a) the Preliminary Pool Award for the Calculation Year; or

             (b) 2.0%   of  the  Company's   consolidated   after-tax  operating
                 earnings (after deductions of preferred stock dividends, if any) for the Calculation Year.

             4.2 Notwithstanding   any  provisions  herein to the contrary,  the
Performance Recognition Pool Award shall be zero for any year if the Company incurred a net operating loss or a net loss in the Calculation Year.

                                  ARTICLE FIVE

              ALLOCATION OF THE PERFORMANCE RECOGNITION POOL AWARD

             5.1 Prior to each March 31, the President shall, in consultation with the Committee, designate the Employees employed by the Employers during any part of such Year who will be eligible to share in the Performance Recognition Pool Award for that Year.

             5.2 Prior to June 1 each year, the Committee shall recommend to the
ORI Compensation Committee, allocations of any pool, such recommendations to have considered the recommendations to the Committee from the President. In designating Eligible Employees and allocating the Performance Recognition Pool Award among the Accounts of the Eligible Employees for any Year pursuant to this Article, the Committee shall consider the positions and responsibilities of Employees, their accomplishments during the year, the value of such accomplishments to the Company, the President's expectations as to the future contributions of individual Employees to the continued success of the Company and such other factors as the Committee shall, in their discretion and judgment, deem appropriate.

             (a) First, amounts shall be allocated among and credited to all or such Accounts, as the President and the

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             Committee in their  discretion  and judgment deem  appropriate,  of those Employees who have Accounts in the Plan with balances in excess of $35,000 on the allocation date and who are eligible and actively employed by an eligible Employer during that year. The amount credited to each such Account shall equal the balance in each such Account at the beginning of the Year multiplied by the Performance Multiplier. In no event, however, shall the aggregate amount so credited exceed the lesser of 15% of the aggregate Account balances on the allocation date or 20% of the Performance Recognition Pool Award for the Calculation Year.

             (b) Of the remaining portion, if any, of the Performance Recognition Pool Award the ORI Compensation Committee may, in its discretion, reserve up to 50% of any one year's Pool which will not be allocated currently. The ORI Compensation Committee may carry forward the unallocated portion of the Performance Recognition Pool and allocate all or a portion of it pursuant to this subparagraph
             (b) during one or more of the next succeeding three years; provided however, that the total amount of any one year's carry forward must be allocated by the end of the third year. The President shall participate in any future allocation of such carry forwards as may be approved by the Committee.

             (c) Then, the Committee shall allocate for the account of the President of the Company such individual award, if any, as the ORI Compensation Committee shall determine.

             (d) Finally, the Committee shall submit its recommendations to the ORI Compensation Committee, for the allocation of the available balance, if any, of the current Pool to Eligible Employees.

             5.3 In designating Eligible Employees and allocating the Performance Recognition Pool Award among the Accounts of the Eligible Employees for any Year pursuant to this Article, the President and the Committee shall consider the positions and responsibilities of Employees, their accomplishments during the year, the value of such accomplishments to the Company, the President's expectations as to the future contributions of

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individual  Employees  to the  continued  success of the  Company and such other factors as the President and the Committee shall, in their discretion and judgment, deem appropriate.

                                   ARTICLE SIX

                                  DISTRIBUTIONS

             6.1 The entire amount of the credit in the Account of a deceased Eligible Employee or an Eligible Employee who attains age 55 or actually retires for disability prior thereto, shall be paid to the person or persons entitled thereto at the time and in the manner provided in Sections 6.4, 6.5, 6.6, and
6.8 thereof.

             6.2 An Eligible Employee shall automatically withdraw and receive in cash 50% of any award and any Performance Multiplier granted to him or her pursuant to Sections 5.2(a), 5.2(b), and 5.2(c). The remaining 50% of each such award and each such Performance Multiplier shall be credited to his or her Account as of such year and shall become vested in accordance with the vesting schedule set forth in Section 6.3(b). The amounts so withdrawn each year shall be paid to the Eligible Employees within ninety (90) days of the date the Committee and/or ORI Compensation Committee make such awards or determine such Performance Multipliers.

             6.3 A portion of the amount of the credit in the Account of an Eligible Employee as of the date he terminates his service for any reason other than his death or retirement for age or disability shall be paid to the person or persons entitled thereto at the times in the manner provided by Section 6.5 hereof. The amount to be paid shall be known as a "vested interest", and shall be equal to (a) the amounts which have been vested in him because he did not make a withdrawal in a prior year plus (b) the following percentage of the balance of his credit in his Account:

                  Completed Years                      To Be Paid
                    of Service                      (Vested Interest)
                  ---------------                   -----------------
                  Less than One                             0%
                       One                                 10%
                       Two                                 20%

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                       Three                               30%
                       Four                                40%
                       Five                                50%
                       Six                                 60%
                       Seven                               70%
                       Eight                               80%
                       Nine                                90%
                       Ten                                100%

A "Completed Year of Service" for the purposes hereof shall mean any calendar year in which the Employee has worked more than one thousand (1000) hours for the Company, plus any years of accredited service granted to the employee by the ORI Compensation Committee.

             Any amount not vested in an Employee shall be forfeited. Forfeitures created during any year shall be allocated at the end of said year to Employees actively employed by an Employer on December 31 of that year in the ratio that the Account balance of each such Employee on January 1 of that year bears to the total Account Balance of all such Employees.

             6.4 Amounts payable to an Eligible Employee who retires for age, after attaining age 55, shall be paid to the Employee in substantially equal quarterly installments over a number of years (not to exceed 20 years) selected by the Committee, in its sole discretion, beginning on the first day of the calendar quarter following the later of the Employee's attaining age 55 or his termination of employment. In determining the number of installments the Committee may consult with the Eligible Employee and may also consider as a guideline that the retirement programs sponsored by Employers hereunder should equal approximately 80% of the Eligible Employee's average compensation over his last three years of employment.

             6.5 If an Employee's employment with an Employer is terminated for reasons other than death, disability, or retirement after attaining age 55, his vested Account balance shall be paid to him in substantially equal quarterly installments over a number of years (not to exceed 20 years) selected by the Committee beginning on the first day of the calendar quarter following the later of (a) his attaining age 55 or (b) the 12th month after his termination of employment.

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             6.6 If an Employee  becomes  disabled while employed by an Employer but prior to receiving his Account, his Account balance shall be paid to him in 40 substantially equal quarterly installments beginning on the first day of the calendar quarter following the month during which he becomes disabled. For purposes of this Article, an Employee shall be deemed to be disabled if he is totally and permanently disabled within the meaning of his Employer's group employee disability policy or eligible for disability benefits under the Social Security Act.

             6.7 If an Employee is eligible for no other benefits under this Plan, his entire Account balance shall become fully vested and nonforfeitable and shall be paid to him in a lump sum on the first day of the calendar quarter following the date on which any Change of Control occurs. If there is a carry forward balance not allocated pursuant to Section 5.2 (c) when a Change of Control occurs, such carry forward balance shall be immediately allocated among the Accounts of all Employees in the ratio that each such Employee's Account balance bears to the total of all such Account balances. Said additional amounts shall be 100% vested and paid in accordance with the provisions of this Article. Any subsequent contributions allocated to an Employee's Account during the two years following the occurrence of a Change of Control because the Plan is continued in accordance with Section 8.2 hereof shall be non-forfeitable and shall be distributed immediately after such allocation.

             6.8 An Employee may designate in writing, on forms prescribed by and filed with the Committee, a beneficiary or beneficiaries to receive any payments payable after his death. If an Employee dies while employed by an Employer or after he has begun to receive his benefits under this Plan, his Account balance (or the remainder of his Account balance if his benefits had already commenced) shall be paid to the beneficiary or beneficiaries designated by the Employer (or, in the absence of such designation, to his legal representative). Such payments shall be made in one of the following forms as determined by the Committee: (i) substantially equal quarterly installments over a number of years (not to exceed 10 years), (ii) a lump sum payment, or (iii) any combination of the above options.

             6.9 If an Employee is adjudged incompetent or if the Committee deems him unqualified to handle his own affairs, the

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Committee may direct that any payments  which would  otherwise be payable to the
Employee shall be paid (in the same amounts and on the same dates as such payments would have been paid to the Employee) to the guardian or conservator of such Employee or, if none has been appointed, the Committee may, in its discretion, direct that such payments be made to the Employee's spouse or adult child or any other person or institution who is caring for such Employee and any payments so made shall to the extent thereof fully release and discharge the Committee and the Employers from any further liability to the Employee.

             6.10 Notwithstanding any other provisions of this Plan to the contrary, the Committee may upon an Employee's death, disability, or termination of employment distribute his Account balance to him (or his beneficiary in the case of death, or his guardian or to the person or institution caring for him in the event that he is adjudged incompetent or considered by the Committee to be unable to manage his own affairs) more quickly than that called for in Section
6.2 through 6.8 if the Committee in its sole discretion deems it is desirable to do so.

             6.11 Notwithstanding any other provisions of this Plan to the contrary, the Committee may deduct from any payments under the Plan any taxes required to be withheld by the Federal or any state or local government for the account of such Employee.

                                  ARTICLE SEVEN

                                   FORFEITURE

             7.1 As a condition to the continued receipt of benefits hereunder each Employee:

             (a) shall be required for a period of three years after his termination of employment with an Employer hereunder to hold himself available to the Company and his Employer for reasonable consultation inasfar as his health permits;

             (b) shall not for a period of three years after his termination of employment with an Employer hereunder, either as an individual on his own account, as a partner, joint venturer, employee, agent, salesman for any person;

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             as an officer,  director or  stockholder  (other than a  beneficial holder of not more than 1% of the outstanding voting stock of a company having at least 500 holders of voting stock) of a corporation, or otherwise directly or indirectly,

                  (i) enter into or engage in any business competitive with that carried on by the Company or his Employer within any area of the United States in which his Employer or the Company is then doing business, providing Employee has had access to any of the Company's or his Employer's trade secrets, secret underwriting or business information, programs, plans, data, processes, techniques, or customer information; or

                  (ii) solicit or attempt to solicit any of his Employer's or the Company's customers with whom Employee has had contact as an Employee in the exercise of his duties and responsibilities hereunder with the intent or purpose to perform for such customer the same or similar services or to sell to such customer the same or similar products or policies which Employee performed for or sold to such customer during the term of his employment.

If the Committee determines that an Employee has refused to make himself available for consultation or violated his agreement, the Committee may, by written notice to such Employee, cause his benefits to be immediately suspended for the duration of such refusal or competition or if payment of benefits had not yet commenced, notify the Employee that such continued conduct will cause a forfeiture of his Account balance. If after the sending of such notice the Committee finds that the Employee has continued to refuse to consult or continue to compete with the Company or his Employer for a period of thirty (30) days following such notice, the Committee may permanently cancel the Employee's Account hereunder, and thereupon all rights of such Employee under this Plan shall terminate. The foregoing forfeiture provisions shall be inoperative if a Change of Control occurs.

             7.2 Any amounts forfeited pursuant to Section 7.1 hereof shall be allocated as a forfeiture in accordance with Section 6.3 hereof.

                                  ARTICLE EIGHT

                            AMENDMENT AND TERMINATION

             8.1 The Company shall have the power at any time and from time to time, to amend this Plan by resolution of its Board of Directors' provided, however, that no amendment under any circumstances may be adopted the effect of which would be to deprive any Participant of his then vested interest, if any, in this Plan.

             8.2 The Company reserves the right to terminate this Plan by resolution of its Board of Directors. Upon termination of this Plan, the credits in the Accounts of Employees shall become 100% vested and non-forfeitable. Distribution of the balances in said Accounts shall be made in accordance with
Section 6.4 hereof upon the Employee's subsequent retirement or termination of service. There shall be no increase in an Account balance of an Employee between the date the Plan is terminated and the date the Account balance is distributed. If a Change of Control occurs, the Plan as it then exists must be continued and contributions, if earned pursuant to the existing formula, made for two years before it can be terminated. Any unallocated balance carried forward shall be similarly allocated prior to the expiration of this two-year period. All Accounts shall be fully vested and distribution shall be made in accordance with
Section 6.4 hereof.

                                  ARTICLE NINE

                                  MISCELLANEOUS

             9.1 No Employee or any other person shall have any interest in any fund or reserve account or in any specific asset or assets of the Company or any Employer by reason of any credit to his Account under this Plan, nor have the right to receive any distribution under this Plan except as and to the extent expressly provided for in the Plan.

             9.2 Nothing in the Plan shall be construed to:

             (a) give any  Employee any right to participate in the Plan, except in accordance with the provisions of the Plan;

             (b) limit  in any  way the  right of an  Employer to  terminate an
                 Employee's employment; or

             (c) be  evidence of  any  agreement  or  understanding,  express or implied, that an Employer will employ an Employee in any particular position or at any particular rate of remuneration.

             9.3 No benefits under this Plan shall be pledged, assigned, transferred, sold, or in any manner whatsoever anticipated, charged, or encumbered by an Employee, former Employee, or their beneficiaries, or in any manner be liable for the debts, contracts, obligations or engagements of any person having a possible interest in the Plan, voluntary or involuntary, or for any claims, legal or equitable, against any such person, including claims for alimony or the support of any spouse. Notwithstanding the foregoing, benefits under this Plan may be assigned to or made the subject of a valid living trust.

             9.4 This Plan shall be construed in accordance with the laws of the State of North Carolina in every respect including without limitation, validity in its interpretation and performance.

             9.5 Article headings and numbers herein are included for convenience of reference only, and this Plan is to be construed without any reference thereto. If there be any conflict between such numbers and headings and the text hereof, the text shall control.

             9.6 Wherever appropriate, words used in this Plan in the singular include the plural, and the masculine include the feminine.

             IN WITNESS HEREOF, the Company has caused this Plan, as amended and restated, to be signed by its duly qualified officers and caused its corporate seal to be hereunto affixed on this 18th day of December, 2000.


                          RMIC CORPORATION/REPUBLIC MORTGAGE INSURANCE COMPANY

                          By   /s/ William A. Simpson
                            -------------------------------------
                                         President


Attest:

/s/ Elizabeth C. Dixon
---------------------------
        Secretary